SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2003

CORVIS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-12751	52-2041343
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046-9400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (443) 259-4000

ITEM 5 - OTHER EVENTS

On August 28, 2003, Corvis Corporation entered into the securities purchase agreement attached as Exhibit 99.1 to this report. Pursuant to the securities purchase agreement, the purchasers named therein purchased, in the aggregate, 67,278,280 shares of common stock of Corvis Corporation, par value $0.01 per share. In addition, Corvis Corporation granted the purchasers additional investment rights in the form attached as Exhibit 99.2 to this report entitling the purchasers to purchase up to an additional 13,455,656 shares of common stock in the aggregate. On August 28, 2003, Corvis Corporation issued the press release attached as Exhibit 99.3 to this report regarding the sale of common stock and additional investment rights described in this report. The sale of the shares and additional investment rights closed on August 28, 2003.

ITEM 7 - EXHIBITS

A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORVIS CORPORATION

Date: August 29, 2003	/s/ Lynn D. Anderson
Lynn D. Anderson Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1

Securities Purchase Agreement, dated August 28, 2003, by and among Corvis Corporation and the purchasers named therein

[The schedules and exhibits to the Asset Purchase Agreement have been omitted. The registrant hereby undertakes to provide a copy of the schedules and exhibits to the staff of the Securities and Exchange Commission upon request.]

99.2	Form of Additional Investment Right

99.3	Press Release dated August 28, 2003